FRANKLY INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted the number of Restricted Stock Units set forth below (the “RSUs”) pursuant to the Frankly Inc. Equity Incentive Plan (as amended and restated, the “Plan”), as follows:

Participant:	____________
Date of Grant:	____________
Number of Restricted Stock Units:

____RSUs      Board [Member or Chair]

____RSUs      Strategic Process Committee Member

____RSUs      Compensation Committee [Member or Chair]

____RSUs      Audit Committee [Member or Chair]

____RSUs      Governance Committee [Member or Chair]

_____RSUs

Vesting:

(a) Vesting Date – The RSUs for each role above (excluding the ______ Strategic Process Committee RSUs) shall become vested pro-rata by role on the following schedule: (a) one-quarter (______ RSUs) on December 31, 2017, (b) one-quarter (_____ RSUs) on March 31, 2018, (c) one-quarter (____ RSUs) on June 30, 2018, and (d) one-quarter (______ RSUs) on September 30, 2018. The ____ Strategic Process Committee Member RSUs shall become vested on the earlier of: (a) March 31, 2018, or (b) the conclusion of the Company’s Strategic Process, which shall be the date that the Company’s Board dissolves the Strategic Process Committee.

(b) Termination of Service – The RSUs granted herein are compensation for Participant’s services for the period from October 1, 2017 through September 30, 2018 as a member of Frankly Inc.’s Board of Directors and various committees thereof. In the event that the Participant’s role as a member of the Company’s Board of Directors, or as a member of an individual committee thereof, terminate, the unvested RSUs under this Notice of Grant as of the date of such termination will be forfeited with respect to the terminated roles.

(c) Change of Control: In the event of a Change of Control (as defined in the Plan) prior to the Vesting Date, all outstanding unvested RSUs granted to Participant under this Notice of Grant will vest upon the occurrence of such Change of Control.

Capitalized terms not defined herein shall have the meaning as set forth in the Plan. RSUs granted hereunder that do not vest as set forth herein, will be forfeited.

By signing below, the Participant agrees that the Company, its officers, shareholders and other directors shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS or other tax authority. The Participant acknowledges and agrees that the Company may be required to withhold taxes under applicable law in connection with the grant of the RSUs or the issuance of the Vested Shares and the Board has the full and final power and authority, in its discretion, to determine the method for satisfaction of any tax withholding obligation arising in connection with any Award or shares acquired pursuant thereto, including by the withholding or delivery of Shares. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the RSUs, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the RSUs are governed by this Grant Notice and by the provisions of the Plan and the Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions.

Frankly, Inc.		PARTICIPANT

By:	Steve Chung	Signature

Its	CEO
Date
Address:		Address:
333 Bryant Street, Suite 310
San Francisco, CA 94107

Frankly, Inc.

AWARD AGREEMENT

Frankly Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Award Agreement is attached a number of Restricted Stock Units (the “RSUs”) pursuant to the terms and conditions set forth in the Grant Notice and this Award Agreement. The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Plan, as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Award Agreement and the Plan, (b) accepts the RSUs subject to all of the terms and conditions of the Grant Notice, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Award Agreement or the Plan.

1. Definitions and Construction.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Administration.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3. Vesting.

Subject to the limitations contained herein and under applicable law, including the rules of any stock exchange upon which the Shares are listed, the RSUs shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of the Participant’s Service. Any RSUs that have not vested shall be forfeited upon termination of Service.

4. Distribution of Shares.

The Company will deliver to the Participant a number of shares of Stock equal to the number of vested Shares subject to the RSUs on the vesting date or dates provided in the Grant Notice; provided, however, that in the event that the Company determines that the Participant is subject to its policy regarding insider trading of the Company’s stock and any Shares subject to the RSUs are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an applicable “window period,” as determined by the Company in accordance with such policy, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next applicable “window period” pursuant to such policy.

5. Execution of Documents.

The Participant hereby acknowledges and agrees that the manner selected by the Company to indicate the Participant’s consent to the Grant Notice is also deemed to be execution of the Grant Notice and of this Award Agreement. The Participant further agree that such manner of indicating consent may be relied upon as the Participant’s signature for establishing execution of any documents to be executed in the future in connection with the RSUs. This Award Agreement shall be deemed to be signed by the Company and the Participant upon the respective signing by the Company and the Participant of the Grant Notice to which it is attached.

6. RSUs not a Service Contract.

The RSUs are not an employment or service contract, and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the Participant to continue in the service of the Company or Participating Company, or on the part of the Company or Participating Company to continue such service. In addition, nothing in this Award Agreement shall obligate the Company or Participating Companies, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that the Participant might have as an Employee, Director or Consultant for the Company or Participating Company.

7. Unsecured Obligation.

The RSUs are unfunded, and as a holder of vested number of RSUs, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Award Agreement.

8. Miscellaneous Provisions.

8.1 Termination or Amendment. The Board may terminate or amend the Plan or the RSUs at any time.

8.2 Binding Effect. Subject to the restrictions on transfer set forth herein, this Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.3 Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or, upon deposit in a postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Award Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 8.3(a) of this Award Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 8.3(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 8.3(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 8.3(a).

8.4 Integrated Award Agreement. The Grant Notice, this Award Agreement and the Plan, together with any employment, service or other agreement with the Participant and the Company referring to the RSUs, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Award Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.

8.5 Applicable Law. This Award Agreement shall be governed by the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein.

8.6 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.